EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in Registration Statements No. 333-15925, No. 333-26435 and No. 333-20839 of AmTec Inc, (formerly AVIC
Group International, Inc.) on Form S-8 and No. 333-33235 and No. 333-44389 on form S-3 of our report dated June 11, 1998, appearing in this Annual Report on Form 10-K of AmTec Inc. (formerly AVIC Group International, Inc.) for the year ended March 31, 1998.



/S/ DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP



New York, New York
June 11, 1998